EXHIBIT 10.17

100Morris Avenue Partners

188  Eagle Rock  Avenue Suite 1

Roseland,  NJ  07068

Commercial  Real  Estate & Leasing

Brandon Zaleski

Direct office line: 973-226-4900

Fax:   973-226-4911

Cell phone: 908-797-9773

Email: BZaleski@NJBrightstar.com

July 8,  2013

Infinite Conferencing, Inc.

100 Morris  Ave

Springfield, NJ  07081

Re:  Lease Renewal

The lease  agreement,  which  governs  your  tenancy  will expire  10/31/13  for  the  second   and third floor suites.  The  covenants  and  conditions  of  the  said  agreement are hereby  renewed  for  a period to  commence  on  11/01/2013  and  end  10/31/2018 under this lease addendum. Effective  on the said date your new monthly rent will be  $17,718.00 (Third   Floor) existing and  new  space which consists of  approximately 10,809 gross rentable square feet and represents 33.7% of the total building gross rentable square feet “Exhibit A”. Second  floor  space  currently  occupied  will  be  vacated upon completion of new space. This is an addendum  to your lease. Unless as modified herein, the  original  terms  and  conditions  of  your lease will  apply.

1.                        Lessor’s Renovation for Lessee.  The Lessor  will  paint,  re-carpet, erect/demolish walls,  install  window  lit  doors and window treatments as per mutually agreed upon specifications in the space what is currently known as “East Coast Mortgage” Suite 300 (to be completed by November 1,  2013) The renovation will include 36” glass door with 24” side light for each new door to office, 6’8” height. Lessor will repaint one wall based on Lessee’s specification in conference room with “Idea Paint”. Renovation value will be determined by Lessor and agreed by both parties. The specifications and value will be stated in Exhibit “B”.  Lessor will also renovate the men’s and women’s bathroom on the third   floor and the interior  of  the  elevator  cab  (to be completed by November 1, 2013) which common areas renovations are not included in Exhibit B costs.  All previous items shall be at Lessor’s expense and Lessor will obtain any required building permits and final construction inspections. Subject to Lessee’s confirmation by written notice to Lessor that Lessee accepts the total cost of installation, Lessor will install generator (for exclusive use by Lessee) at their expense  as  per  Lessee’s  specifications and town approvals, within ninety (90) days after receiving such advance notice. Lessor will pay the upfront cost of the generator and bill back this cost to the Lessee over the  initial five (5) year lease term. Generator cost is estimated at $40,000. The power source for the generator will be separately metered or otherwise billed to Lessee who will pay directly the cost of the power.

2.                        Realtor Commission. Lessee represents and warrants that Lessee has not dealt with any real estate broker or agent on its behalf as part of this lease negotiation and Lessee holds Lessor harmless against any claim for real estate commission from any real estate agent or broker other than Brightstar Realty arising from the consummation of this lease . Lessor represents and warrants that Lessor has not dealt with any real estate broker or agent as part of this lease negotiation other than Brightstar Realty and Lessor holds Lessee harmless against any claim for real estate commission from any real estate agent or broker arising from the consummation of this lease. Lessor is solely responsible for any commissions paid or due to Brightstar Realty.

3.                        Reserved Parking. Lessor will assign six (6) reserved covered parking spaces adjacent to the building, which is an increase from three (3) reserved covered parking spaces.

4.                        Lease Term. It is understood that this Lease is a successor agreement to leases expiring October 31, 2013 for second and third floor suites in the same building as the subject premises for this Lease and that the third floor premises under one of the predecessor leases is also included in the subject premises for this Lease. The second floor space currently occupied by Lessee will be vacated within a reasonable time after completion of the new space by Lessor and in no event shall rent be payable under both the predecessor leases and this Lease for the same period of time, and no increase in such rent until the required improvements are completed. Furthermore, it is agreed that although Lessee will not be required to vacate the premises under the predecessor leases until such improvements are completed, there shall be no “holdover” rent increase chargeable with respect to the predecessor leases.

5.                        Base Rent. The Lessee shall pay to Lessor during the Lease Term the aggregate Fixed Base Rent in the amount of $ 1,063,080.  The Fixed Base Rent will accrue at the Yearly Rate set forth below, and shall be payable in advance on the first day of each calendar month during the Lease Term at the Monthly Installments as set forth below, with no right to offset the Base or Additional Rent.  Rent in the amount of $17,718 shall be paid in advance on November 1, 2013 and on the first day of each consecutive month until October 1, 2018.  Lessee shall pay Fixed Base Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand.

Year	Annual	Monthly
1-5	$ 212,616	$17,718

6.                        Option to Renew. Lessor grants Lessee Option to Renew for Additional 5-year term at rent up to a 10% increase over the above, but not to exceed Fair Market Value at the time of exercising renewal option, however, anything to the contrary, the rent shall not be less than the current base rental.

7.            Security Deposit. The Lessee has deposited the sum of  $ 16,192.50 with the Lessor as security for the full and faithful performance of all the covenants and conditions of the Lease by the Lessee. It is understood that this is a carryover of the security deposit provided by Lessee under predecessor leases. If the Lessee faithfully performs all the covenants and conditions on Lessee’s part to be performed, then the sum deposited shall be returned to the Lessee.

8.                        Assignment/Subletting Restrictions.  Lessee may not assign this agreement or sublet the Demised Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld.  Any assignment, sublease or other purported license to use the Demised Premises by Lessee without the Lessor's consent shall be void and shall (at Lessor's option) terminate this Lease.

9.                        Lessor's Rights upon Default. The first sentence under section 22 of the original lease is replaced by the following under this addendum: “In the event of any breach of any payment or other material provision of this Lease by the Lessee, which shall not have been cured within ten (10) days of written notice from Lessor to Lessee of such breach, then the Lessor, besides other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, the Lessee.”

10.          Alterations and Improvements. Lessee  will  be  allowed  to install sign on the exterior of the building  at  Lessee’s expense and  with  the  necessary  town  approvals.  If  Lessee’s lease  expires  and  they do not renew, or if lease is terminated for any reason, Lessee must  remove the sign  at  Lessee’s  expense.

11.                    Lessee’s Sale of Company. In the event that Lessee or its parent company is sold to a new owner any time after a date 36 (thirty-six) months after the inception of the term of this Lease (which date is November 1, 2016), Lessee may cancel this Lease after giving 6 months written notice to Lessor (earliest termination date is April 30, 2017). In the event of such termination, Lessee shall be obligated to reimburse Lessor for a pro-rated amount, related to the unexpired portion of the lease term, of the new construction costs which will be mutually agreed by Lessor and Lessee prior to the new Lease commencement, as well as the balance due, if any, related to the generator. Such reimbursable construction costs shall exclude bathroom and elevator refurbishment and shall be subject to a limit, prior to pro-ration, of amount stated in Exhibit B not to exceed $50,000.

WITNESS  WHEREOF  the parties have set their hands and seals on this 22nd day July 2013.

100 MORRIS AVENUE PARTNERS

/s/ Wayne Crowell

Wayne Crowell, Managing Member

c/o 100 Morris Avenue Partners

Dated: _______7/22/2013_____________________

INFINITE CONFERENCING, INC.

/s/  Clifford Friedland

Signature: Infinite Conferencing, Inc.

Clifford Friedland

President

Dated: _______7/22/2013_____________________

The undersigned hereby guarantees the performance of the within lease by the Lessee and all obligations of the Lessee without limitation or restriction as the parent company owning the entire ownership of the Lessee.

WITNESS

ONSTREAM MEDIA CORPORATION

/s/ Alan Saperstein

/s/ Randy S. Selman

Signature: OnstreamMedia Corporation

Print: Randy Selman

Title: CEO

Dated:  8/1/13_____________________________